EX-99.2

Newpoint Financial Corp.

MINUTES OF THE SPECIAL MEETING OF THE BOARD OF DIRECTORS

The Special Meeting of the Board of Directors of this corporation was held in pursuant to a Waiver of Notice of that meeting signed by all the Directors.

Directors present: Keith Beekmeyer, Andrew Bye, Gary Shirshac.

Directors absent: None

The following matters were discussed and acted upon at this meeting:  Election of officers, adoption of by-laws, choice of depositary institution.

1.Election of Officers. The Chairman of the Board announced that the election of officers, as provided by the bylaws of the corporation, was in order, and the meeting then proceeded to such. After discussion and nominations, upon motion duly made, seconded, and unanimously carried, it was confirmed as reflected in the Special Meeting of the Board of Directors:

RESOLVED: The following persons are confirmed as elected to the offices set forth opposite their respective names:

Office	Name
Chief Executive Officer	Keith Beekmeyer
Secretary	April Beling
Treasurer and Chief Financial Officer	Gary Shirshac
Chief Risk Officer	Andrew Bye

DATED: February 9, 2021

/s/ Keith Beekmeyer
Keith Beekmeyer, Chairman of the Board